SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2011

ROYAL UNION HOLDING CORPORATION
 (Exact name of Company as specified in its charter)

Nevada	333-143969	20-8600068
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
484 North 2070 East Saint George, UT 84790
(Address of principal executive offices)
Phone: 435-632-1837
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

Effective March 1, 2011 we entered into a five year executive employment agreement (the “Executive Employment Agreement”) with Jes Black pursuant to which Mr. Black is serving, among other positions, as our President, Chief Executive Officer and Chief Financial Officer. Under the Executive Employment Agreement, Mr. Black devotes a minimum of 50% of his work time to the services reasonably required by his positions. The Executive Employment Agreement is subject to automatic extension for additional one year periods unless either party gives written notice of termination to the other at least 90 days prior to the end of the term. We are paying Mr. Black a base annual salary of $84,000 under the Executive Employment Agreement. Mr. Black is also entitled to receive incentive bonus compensation on an annual basis, as determined by our Board of Directors. On a one time basis, we also issued 4,000,000 shares of our restricted common stock to Mr. Black.

The Executive Employment Agreement may be terminated by us for “Cause” as such term is defined in the Executive Employment Agreement. In such event, we are obligated to pay Mr. Black all salary and expenses reimbursed due to him through the date of termination.

The Executive Employment Agreement may be terminated by Mr. Black for “Good Reason” as such term is defined under the Executive Employment Agreement. In such event, we are obligated to pay Mr. Black all salary and expense reimbursement due to him through the date of termination plus one year’s base annual salary.

The Executive Employment Agreement may also be terminated by us other than for “Cause”. If we do so, such termination is treated in the same manner as termination by Mr. Black for “Good Reason”.

The Executive Employment Agreement may also be terminated by Mr. Black without “Good Reason”. If he does so, such termination is treated in the same manner as termination by us for “Cause”.

The Executive Employment Agreement contains standard confidentiality provisions and a non-compete provision. The non-compete provision prohibits Mr. Black, without our written consent, from engaging in competing activities during the term of the Executive Employment Agreement. It also prohibits Mr. Black from engaging in competing activities in the State of Pennsylvania during the six month period following the termination of his employment.

ITEM 3.02    UNREGISTERED SALES OF EQUITY SECURITIES

We issued 4,000,000 shares of our restricted common stock to Jes Black, our President and Chief Executive and Financial Officer pursuant to his March 1, 2011 Executive Employment Agreement. The shares were issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. For a more detailed description of the Executive Employment Agreement see Item 1.01, above.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignations

On February 2, 2011, Heidi Williams resigned as our Chief Executive Officer and President.  The resignation did not involve any disagreement with us.

On February 2, 2011, Tammy Hardcastle resigned as our Chief Financial Officer.  The resignation did not involve any disagreement with us.

On February 2, 2011, Mike Hesser resigned as a Director of ours.  The resignation did not involve any disagreement with us.

On February 2, 2011, Shawn Wright resigned as a Director of ours.  The resignation did not involve any disagreement with us.

Appointments

On February 2, 2011, our Board of Directors designated Jes Black to serve as our President, Chief Executive Officer, and Director.  On March 1, 2011, Mr. Black accepted the appointment and entered into an Executive Employment Agreement with us.

Mr. Black has been a director of numerous early-stage companies since 2006, where he helped raise over $15 million in new project finance, and was recently published by Aspatore Books for his contribution to “Venture Capital Exit Strategies.”  From 2001 to 2004, Mr. Black worked as a Senior Currency Strategist for MG Financial Group, where he analyzed global currency markets for London operations in New York and was quoted over 300 times by the Wall Street Journal, Barrons, Financial Times and Reuters.   From 2004 to 2007, Mr. Black served as the Managing Director of an alternative asset management company, BF Capital, where he managed foreign exchange (currency) positions for individual and corporate accounts.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement between Registrant and Jes Black, dated as of March 1, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL UNION HOLDINGS CORP.

Date: March 30, 2011	By: /s/ Jes Black
Name: Jes Black
Title: Chief Executive Officer, President and Director